Exhibit 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:36 PM 02/26/2019
FILED 02:36 PM 02/26/2019
SR 20191424916 - File Number 3898774

CERTIFICATE OF FORMATION

OF

TransMontaigne Partners LLC

This Certificate of Formation of TransMontaigne Partners LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST.     The name of the limited liability company formed hereby is TransMontaigne Partners LLC.

SECOND.     The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.     The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 26th day of February, 2019.

By:	/s/ Frederick W. Boutin
Name: Frederick W. Boutin
Title: Authorized Person